UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 26, 2011

Date of Report (Date of Earliest Event Reported)

DBUBS 2011-LC3 Mortgage Trust

(Exact name of issuing entity)

German American Capital Corporation

(Exact name of sponsor as specified in its charter)

UBS Real Estate Securities Inc.

(Exact name of sponsor as specified in its charter)

Ladder Capital Finance LLC

(Exact name of sponsor as specified in its charter)

Starwood Property Mortgage Sub-2-A, L.L.C.

(Exact name of sponsor as specified in its charter)

Starwood Property Mortgage Sub-3, L.L.C.

(Exact name of sponsor as specified in its charter)

Starwood Property Mortgage Sub-4, L.L.C.

(Exact name of sponsor as specified in its charter)

Deutsche Mortgage & Asset Receiving Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-172143-01	04-3310019
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

60 Wall Street
New York, New York
(Address of principal executive offices)

(212) 250-2500
Registrant’s telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed as of August 26, 2011, of DBUBS 2011-LC3 Mortgage Trust.  The sole purpose of this amendment is to (1) revise the “Cut-off Date Balance” information related to the mortgage loan identified as “Harbor Properties” that is disclosed in the agreements filed as Exhibit No. 4.1 and Exhibit No. 99.1 to the Form 8-K (and to adjust any disclosures therein that are affected by the revision) and (2) to file the executed version of the agreement filed as Exhibit 4.1 to the Form 8-K (the executed version includes several minor changes to the version that was previously filed).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1
Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of August 1, 2011, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as a special servicer, Wells Fargo Bank, National Association, as a special servicer, U.S. Bank National Association, as trustee, TriMont Real Estate Advisors, Inc., as operating advisor, and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian.

99.1
Mortgage Loan Purchase Agreement (the “German American Capital Corporation Mortgage Loan Purchase Agreement”), dated as of August 30, 2011, between Deutsche Mortgage & Asset Receiving and German American Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION (Registrant)

Date: September 27, 2011
	By:	/s/ Robert Christopher Jones
Name: Robert Christopher Jones
Title: Director

	By:	/s/ Natalie Denisenko Grainger
Name: Natalie Denisenko Grainger
Title: Vice President